Exhibit 10.1

THIRD AMENDMENT TO THE

APPROACH RESOURCES INC.

2007 STOCK INCENTIVE PLAN

This Third Amendment (the “Third Amendment”) to the Approach Resources Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 2, 2015 (the “Amendment Effective Date”), by Approach Resources Inc., a Delaware corporation (“Approach”), subject to approval by Approach’s stockholders.

W I T N E S S E T H:

WHEREAS, Approach established the Plan, originally effective as of June 28, 2007 and most recently amended and approved by Approach’s stockholders effective May 31, 2012, under which Approach is authorized to grant equity-based incentive awards to certain employees and service providers of Approach and its subsidiaries;

WHEREAS, Section 14.1 of the Plan provides that Approach’s board of directors (the “Board”) may amend the Plan to increase the Plan’s share limitation with the approval of the holders of at least a majority of Approach’s shares of common stock; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by Approach’s stockholders at the Company’s 2015 annual meeting, to (a) increase the number of shares available for grant under the Plan by 1,525,000 shares, (b) prohibit the recycling of shares subject to net settled stock appreciation rights, and (c) add a general clawback policy applicable to all Awards under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by Approach’s stockholders, as set forth below:

1. Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan, on or after May 31, 2012, shall not exceed 3,625,000 shares. If an Award granted under this Plan, including Awards granted and outstanding as of the Amendment Effective Date, expires, is forfeited or becomes unexercisable for any reason without have been exercised in full, the undelivered shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan.

2. Section 4.3(f) of the Plan is hereby deleted and replaced in its entirety with the following:

(f) No Liberal Share Recycling. The number of shares available for grant of Awards under the Plan shall not be increased by (i) the number of shares of Common Stock delivered or withheld to pay the exercise price of any Award, (ii) the number of shares of Common Stock delivered or withheld to pay withholding taxes payable upon exercise, vesting or payment of any Award, or (iii) the number of shares reserved for issuance upon the grant of a SAR to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SAR.

3. Section 15.8 of the Plan shall be amended to add the following as subsection (b):

(b) Notwithstanding anything to the contrary herein, the Company will not be required to comply with any term, covenant or condition of this Plan or any Award Agreement if and to the extent prohibited by applicable law. Participants shall be required to reimburse the Company for all or a portion of any Award or any amounts paid or profits realized with respect to any Award or the sale of shares issued with respect to any Award as required by applicable law, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and a Participant’s acceptance of any Award issued under this Plan will constitute such Participant’s agreement that the Company need not comply with any term, covenant or condition of this Plan or an applicable Award Agreement to the extent that doing so would require that Participant reimburse the Company for such amounts pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 and/or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

4. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, Approach has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

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